Exhibit 99.2

pebblebrook HOTEL TRUST

monaco washington dc

washington, dc

Property Information:

Acquisition Price:	$74.0M ($404K per room)
Location:	East End of Downtown Washington, DC
Acquired:	September 9, 2010
Rooms:	183
Type:	Luxury, Full-Service
Built:	1839
Last Renovated:	Converted to a hotel in 2002, Soft goods in 2008

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	25%
2009 Occupancy:	80%
2009 ADR:	$257
Forward 12-Month Cap Rate (Projected) [1] :	6.1% - 6.8%

[1] Based on previously disclosed forecasted net operating income after capital reserves.

Property Amenities:

- 183 luxuriously appointed guest rooms
  - Classic original vaulted ceilings or segmented arch ceilings
- 7,000 square feet of elegant meeting space across three rooms
- Poste Moderne Brasserie
  - 174-seat restaurant and bar
  - Historic carriage-way access and separate entrance off 8th Street
- Off-site valet parking
- Business center
- Fitness center
- Room Service

(7th Street, Washington, DC)



(Poste Restaurant)



(Poste Entrance)



(Guest Room)



Market Highlights:

Market Overview:

- Washington, D.C. is the ninth-largest metropolitan area in the country with over 5.3 million people
- Highly educated population with array of top-tier educational institutions including Georgetown University, George Washington University, Howard University and American University
- Excellent transportation infrastructure, with three international airports and efficient public transportation that includes the second-most traveled subway system in the United States
- The Washington metropolitan area has the lowest unemployment rate in the top 49 MSAs*



(Entrance)



(Exterior)

Demand Generators:

- The Federal Government
  - The Federal lodging per diem helps drive demand while creating a floor on the region's average daily rate
- Travel and Tourism
  - *National Mall*
  - *White House*
  - *U.S. Capitol*
  - *Supreme Court*
  - *Museums*
  - *National Zoo*
  - *National Archives*
  - *Rock Creek Park*
- The Verizon Center
- Six professional sports teams
- Three international airports
  - All easily accessible from downtown Washington, D.C.
- Gateway city with a transient population
- Walter E. Washington Convention Center
- More than 40 performing arts venues with over 31,000 seats


Operating Performance Market Data: Washington, DC CBD
ADR ($)
RevPAR ($)
Occupancy (%)
2000-2009 ADR CAGR: 3.2%
2000-2009 RevPAR CAGR: 3.2%
$210
$190
$170
$150
$130
$110
$90
($)
75%
73%
71%
69%
67%
65%
(%)
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Source: Smith Travel Research

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Monaco Washington, DC	★	***183***	***2002***
InterContinental Willard Washington	1	333	1904
The Jefferson	2	99	1923
Loews Madison Hotel	3	353	1963
Marriott Washington at Metro Center	4	459	1989
Kimpton The Hotel George	5	139	1928
Sofitel Washington DC	6	237	2002
Total (excluding the Hotel Monaco)		1,620	


Logan Circle Park
Truxton Circle
National City Christian Church
Walter E. Washington Convention Center
New York Ave NW
North Capitol Street
K St NW
H St NW
Ford's Theatre
National Bldg Museum
Freedom Plaza
The White House
Ronald Reagan Bldg and International Trade Center
National Archives Experience
Constitution Ave NW
Robert A Taft Memorial and Carillon
Organization of American States
National Museum of Natural History
National Gallery of Art
United States Capitol
West Potomac Park
Independence Ave SW
14th St NW
9th St NW
7th St NW
N Capitol St NW

Investment Highlights:

Strengths

- Market Leader
- Superior Downtown Location
- Irreplaceable Asset and Registered National Landmark
- High-Quality Physical Condition
- Attractive Cash Yield
- Off-Market Transaction
- Assumable Existing Debt
- Significant Discount to Replacement Cost

Opportunities

- Limited New Supply in the Market Pipeline
- Improved Cash Flow Through Asset Management

This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of September 9, 2010. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.

** As of July; Top 49 MSA's are largest MSA's with 2000 census population of 1 million or more*